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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

               We consent to the use in the Registration Statements Nos. 33-16539, 33-37173, 33-43155, 33-85270, 33-94438, 333-00855,
          333-11385, 333-11387, 333-11389, 333-25953, 333-48533, 333-48535,
          333-46867, 333-62673, 333-45053, 333-66857, 333-73007, 333-76233,
          333-80281, 333-85135, 333-88586, 333-98735 and 333-101331 of Stratex
          Networks, Inc. (formerly DMC Stratex Networks, Inc. and hereafter referred to as "the Company") on Form S-8 of our reports dated April 25, 2003, related to the consolidated financial statements and financial statement schedule of the Company as of and for the year ended March 31, 2003, appearing in this Annual Report on Form 10-K of Stratex Networks, Inc. for the year ended March 31, 2003.

          /s/ DELOITTE & TOUCHE LLP
          San Jose, California

          May 19, 2003